UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION:

The following selected Unaudited Pro Forma Financial Information is based on the historical financial statements of Handheld Entertainment, Inc. (“Handheld”) and Putfile Limited (“Putfile”) that was acquired from Gordon and Robert Page (collectively the “Sellers”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of February 5, 2007, by and between HandHeld and the Sellers and have been prepared to illustrate the effect of Handheld’s acquisition of Putfile.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Information has been prepared using the purchase method of accounting. Putfile reported financial results on a calendar year ending December 31. The financial statements of Putfile included in the following unaudited pro forma condensed combined consolidated financial information are based on the audited financial statements of Putfile for the year ended December 31, 2006 that have been derived primarily from the audited financial statements of Putfile included in this report. The proforma statements of operations give effect to the acquisition of Putfile as if it occurred on January 1, 2006.

Because the selected unaudited pro forma condensed combined consolidated financial information is based upon Putfile’s financial position and operating results during periods when Putfile was not under the control, influence or management of Handheld, the information presented may not be indicative of the results that would have actually occurred had the transaction been completed at, and for the year ended December 31, 2006, as appropriate, nor is it indicative of future financial or operating results of the combined entity.

HandHeld Entertainment, Inc.

  Index to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Description	Page

Unaudited Condensed Combined Consolidated Balance Sheet as of December 31, 2006	3

Unaudited Condensed Combined Consolidated Statements of Operations for the Year Ended December 31, 2006	4

Significant Notes and Assumptions to the Pro Forma Condensed Combined Consolidated Financial Statements	5

HANDHELD ENTERTAINMENT, INC.

  Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of December 31, 2006

	Handheld Historical	Putfile Historical	Pro Forma Adjustments	Handheld Consolidated Pro Forma
ASSETS
Current Assets:
Cash and Cash Equivalents	$3,653,144	$200	$--	$3,653,344
Restricted Cash	50,000	--	--	50,000
Receivable from Escrow Account	90,086	--	--	90,086
Accounts Receivable, net	676,582	44,642	--	721,224
Inventories, net	627,832	--	--	627,832
Prepaid Expenses and other current assets	248,084	2,531	--	250,615
Total Current Assets	5,345,728	47,373	--	5,393,101

Fixed Assets, net	117,043	50,200	--	167,243
Capitalized Software, net	5,883	--	--	5,883
Intangible Assets, net	3,607,259	--	7,048,611	10,655,870
Deferred equity offering costs	35,528	--	--	35,528
Deposits and other non-current assets	15,322	--	--	15,322

Total Assets	$9,126,763	$97,573	7,048,611	$16,272,947

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Trade Accounts Payable	$1,924,420	521	--	$1,924,941
Accrued and Other Liabilities	962,406	10,681	--	973,087
Trade accounts and advances payable to Employees and Related Parties	2,097,301	73,588		2,170,889
Total Current Liabilities	4,984,127	84,790	--	5,068,917

Long term convertible notes	2,400,000	--	--	2,400,000

Total Liabilities	7,384,127	84,790	--	7,468,917

Stockholders' Equity
Common Stock	1,161	182	2,093	1,343
Additional Paid in Capital -- Warrants and Stock Options	3,089,011	--		3,089,011
Additional Paid in Capital	21,681,638	--	7,247,907	28,929,545
Retained Earnings/Accumulated Deficit	(23,029,174)	9,401	(201,189)	(23,220,962)
Accumulated other comprehensive income	--	3,200		3,200
Total Shareholders' Equity	1,742,636	12,783	7,048,611	8,804,030

Total Liabilities and Shareholders' Equity	$9,126,763	$97,573	$7,048,611	$16,272,947

HANDHELD ENTERTAINMENT, INC.

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the Year Ended December 31, 2006

	Handheld Historical	Putfile Historical	PRO FORMA ADJUSTMENTS	Handheld PRO FORMA

Sales	$3,779,692	$374,513	$--	$4,154,205
Cost of Goods Sold	4,339,647	267,797	--	4,607,444
Gross Margin	(559,955)	106,716	--	(453,239)

Costs and Expenses:
Sales and Marketing	3,369,942	--	--	3,369,942
General and Administrative	6,217,754	140,674	201,389	6,559,817
Research and Development	2,381,429	--	--	2,381,429
Total Operating Expenses	11,969,125	140,674	201,389	12,311,188

Loss from Operations	(12,529,080)	(33,958)	(201,389)	(12,764,427)

Other Income and (Expense):

Litigation Settlement Proceeds, net	1,387,034	--	--	1,387,034
Interest Income	79,451	11	--	79,462
Interest Expense	(78,567)	--	--	(78,567)
Loss on Conversion of Debt	(1,038,743)	--	--	(1,038,743)
Total Other Income/(Expense)	349,175	11	--	349,186

Loss before Income Taxes	$(12,179,905)	$(33,947)	$--	$($12,213,852)

Provision for taxes (benefit)	--	(2,328)	--	(2,328)

Net Loss	$(12,179,905)	$(31,619)	$(201,389)	$(12,412,913)

Basic and diluted gain(loss) per share	$(1.24)	$0.02		$(1.04)
Shares used in computing earnings (loss) per share	9,788,427	2,092,050		11,880,477

HANDHELD ENTERTAINMENT, INC.

SIGNIFICANT NOTES AND ASSUMPTIONS TO THE PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(1)
The accompanying unaudited pro-forma condensed combined consolidated financial information show the financial statements of Handheld Entertainment, Inc. (“Handheld”) and Putfile Limited (“Putfile”) that was acquired from Gordon and Robert Page pursuant to a Stock Purchase Agreement dated as of February 5, 2007. The pro-forma adjustments to the balance sheet give effect to the merger as if it occurred on December 31, 2006 and the pro-forma statement of operations gives effect to the merger as if it occurred on January 1, 2006. The acquisition has been accounted for using the purchase method of accounting and accordingly the acquired assets have been recorded at their respective purchase price as of the date of acquisition.

(2)
The acquired assets have been recorded as intangible assets with a useful life of three years. For the year ended December 31, 2006, amortization expense of $201,389 has been recognized as if the transaction had been completed on January 1, 2006.